UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2010
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HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-0459
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Hooker Furniture Corporation (the “Company”) held on June 8, 2010, shareholders voted on the matters described below:

1.	The Company’s shareholders elected each of the following six directors to serve a one-year term on the Company’s Board of Directors by the following vote:

		Votes
Director	Votes For	Withheld

Paul B. Toms, Jr.	8,545,370	87,584
W. Christopher Beeler, Jr.	7,695,964	936,990
John L. Gregory, III	8,538,094	94,860
Mark F. Schreiber	8,553,188	79,766
David G. Sweet	8,539,642	93,312
Henry G. Williamson, Jr.	8,553,188	79,766

2.	The Company’s shareholders approved the 2010 Amendment and Restatement of the Hooker Furniture Corporation 2005 Stock Incentive Plan by the following vote:

Votes For	Votes Against	Abstain	Broker Non-vote

8,426,582	203,481	2,891	1,121,216

3.	The Company’s shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2011 by the following vote:

Votes For	Votes Against	Abstain	Broker Non-vote

9,550,308	100,932	102,930	-

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

Date: June 10, 2010	By:	/s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Corporate Controller and Chief Accounting Officer